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                                                                     Exhibit (1)
(TRANSLATION)

                           ARTICLES OF INCORPORATION
                                      OF
                                 KOMATSU LTD.

                         (Amended as of June 26, 1998)


     CHAPTER I. GENERAL PROVISIONS

 Article 1.  Corporate Name
 --------------------------

 The name of the Company shall be Kabushiki Kaisha Komatsu Seisakusho. In English, the Company shall be called KOMATSU LTD.

 Article 2.  Objectives and Purposes
 -----------------------------------

 The objectives and purposes of the Company shall be to engage in the following businesses:

 1. Manufacture, repair, sale and purchase of construction machinery, agricultural machinery, industrial machinery, automobiles, internal combustion engines and various other machinery and equipment and parts thereof.

 2.  Manufacture, sale and purchase of various iron and steel goods.

 3. Tempering, processing, sale and purchase of various types of iron and steel, pig-iron, ferroalloys and other special metals.

 4. Manufacture, sale and purchase of various types of electric materials and equipment.

 5.  Manufacture, sale and purchase of various synthetic resin products.

 6.  Manufacture, repair, sale and purchase of various arms and parts thereof.

 7.  Mining industry, and sale and purchase of minerals.

 8. Designing, executing, supervising and contracting various types of civil engineering and construction work for plants, dwelling houses, and other structures.

 9. Sale and purchase of lumber, processed lumber products and various types of civil engineering and construction materials, machinery and equipment.

 10. Sale, purchase and lease of real property.

 11. All business incidental to each and every one of the preceding item.

 12. Investing in other companies or promoting organization of other companies.

 Article 3.  Location of Head Office
 -----------------------------------

 The Company shall have its head office in Minato-ku, Tokyo.

 Article 4.  Method of Public Notice
 -----------------------------------

 All public notices made by the Company shall be given by publication in the Nihon Keizai Shimbun published in Tokyo.

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     CHAPTER II. SHARES

 Article 5.   Number of Shares Authorized to be Issued
 -----------------------------------------------------

 The total number of shares authorized to be issued by the Company shall be three billion nine hundred sixty five million (3,965,000,000) shares. Provided, however, this number shall be decreased accordingly if the shares are canseled.

 Article 6.   Par Value of Shares
 --------------------------------

 The amount of each share having a par value issued by the Company shall be fifty yen (Yen50).

 Article 7.   One Unit of Shares
 -------------------------------

 The number of one unit of shares of the Company shall be one thousand (1,000) shares.

 Article 7-2. Acquisition of the Company's Shares by a Resolution of the Board
 -----------------------------------------------------------------------------
 of Directors
 ------------

 The Company can acquire for cancellation by appropriation of retained earnings the Company's shares up to the maximum number of ninety million (90,000,000) shares pursuant to a resolution of the Board of Directors.

 Article 8.   Transfer Agent
 ---------------------------

 The Company shall appoint a transfer agent relating to the shares.

 The transfer agent and the place for providing shareholder service shall be designated by a resolution of the Board of Directors and published by the Company.

 The Register of Shareholders and the Register of Beneficial Owners of the Company shall be kept at the place for shareholders service of the transfer agent. The Company shall have such transfer agent handle registration of change of holders, registration of pledge of shares, indication of shares held in trust, re-issuance of share certificates, receiving of various notifications, preparation of the Register of Beneficial Owners, receiving of beneficial owners' notification, purchase of shares less than one unit of shares, and any other services concerning shares. The Company shall not handle these services.

 Article 9.   Share Handling Regulations
 ---------------------------------------

 Types of shares, and the handling of registration of change of holders, registration of pledge of shares, indication of shares held in trust, re-issuance of share certificates, preparation of the register of Beneficial Owners, receiving of beneficial owners' notification, purchase of shares less than one unit of shares, and any other handling concerning shares shall be governed by the Share Handling Regulations established by resolution of the Board of Directors.

 Article 10.  Registration of Shareholders, etc.
 -----------------------------------------------

 Shareholders (including hereinafter beneficial owners of shares), registered pledgees or their legal representatives, shall notify the transfer agent appointed by the Company of their names, addresses and seal impressions in the form prescribed by the Company. Any changes in the matters prescribed in the preceding sentence shall likewise be notified. Foreign nationals who are accustomed to using their signatures may substitute their signatures for their seal impressions.

 Article 11.  Registration of Non-Resident Shareholders, etc.
 ------------------------------------------------------------

 Shareholders, registered pledgees or their legal representatives who reside of outside Japan shall notify the transfer agent appointed by the Company of the temporary addresses in Japan for themselves or their representatives in Japan. Any change in the matters so notified shall likewise

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 be notified.

 Article 12.  Record Date and Suspension of Shareholders' Register
 -----------------------------------------------------------------

 Those shareholders who are listed in the Register of Shareholders or the Register of Beneficial Owners effective as of the closing of a business term of the Company shall be deemed shareholders who are entitled to exercise their rights in the ordinary general meeting of shareholders for such business term.

 In addition to the case prescribed in the preceding paragraph, the Company may, through a resolution of the Board of Directors, deem those shareholders or registered pledgees listed in the Register of Shareholders or the Register of Beneficial Owners on a specified date to be shareholders or registered pledgees who are entitled to exercise their rights at the general meeting of shareholders, by giving a two (2) week prior public notice thereof.

 In the case prescribed in the preceding two paragraphs or if the Board of Directors deem it necessary, a temporary suspension of new entries in the Shareholders' Register may be effected through a resolution of the Board of Directors for a specified period, by giving a two (2) week prior public notice thereof.

     CHAPTER III. GENERAL MEETINGS OF SHAREHOLDERS

 Article 13.  Convening of General Meetings of Shareholders
 ----------------------------------------------------------

 An ordinary general meeting of shareholders shall be convened in June each year. An extraordinary general meeting of shareholders may be convened whenever necessary.

 Except as otherwise provided by law, general meetings of shareholders shall be convened by the President of the Company pursuant to a resolution of the Board of Directors.

 If the President is unable or unwilling to convene a general meeting of shareholders, the Executive Vice President or another director of the Company, in accordance with the order previously determined by the Board of Directors, may convene the meeting.

 Article 14.  Proxy Voting
 -------------------------

 If a shareholder or his/her legal representative intends to exercise his/her voting rights at any general meeting of shareholders through a proxy, the shareholder must entrust another shareholder who is eligible for exercising such voting rights of the Company. The proxy shall submit to the Company a document evidencing his/her power of representation.

 Article 15.  Person to Preside at General Meetings of Shareholders
 ------------------------------------------------------------------

 The President of the Company shall preside as chairman at general meetings of shareholders. If the President is unable or unwilling to preside at a general meeting of shareholders, the Executive Vice President or another director of the Company, in accordance with the order previously determined by the Board of Directors, may preside at the meeting.

 Article 16.  Resolutions of General Meetings of Shareholders
 ------------------------------------------------------------

 Except as otherwise provided by law or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by the affirmative vote of a majority of the shareholders present at the meeting.

 Article 17.  Minutes of General Meetings of Shareholders
 --------------------------------------------------------

 With respect to the substance of the proceedings and the results of general meetings of shareholders

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 of the Company, minutes shall be prepared, and the chairman of the meeting and the directors present thereat shall affix their names and seals thereto. The minutes shall be preserved at the Company.

     CHAPTER IV. DIRECTORS AND BOARD OF DIRECTORS

 Article 18.  Number of Directors
 --------------------------------

 The Company shall have no more than thirty (30) directors.

 Article 19.  Election of Directors
 ----------------------------------

 Directors shall be elected at a general meeting of shareholders of the Company.

 For a resolution of the election of directors, the presence of shareholders representing at least one third (1/3) or more of the shares having voting rights among the total number of shares issued and outstanding is required.

 Cumulative voting shall not be used in electing directors.

 Article 20.  Representative Directors, etc.
 -------------------------------------------

 The Board of Directors shall elect representative directors who shall represent the Company.

 The Board of Directors may elect one (1) Chairman, one (1) President, one or more Executive Vice President(s), Executive Managing Director(s) (Senmu) and Managing Director(s) (Jomu) from among its members.

 Article 21.  Term of Office of Directors
 ----------------------------------------

 The term of office of a director shall expire at the close of the ordinary general meeting of shareholders pertaining to the last settlement of accounts occurring within two (2) years after his/her assumption of office.

 The term of office of a director elected to fill a vacancy shall be concurrent with the term of office of his/her predecessor.

 Article 22.  Convocation of Meetings of the Board of Directors
 --------------------------------------------------------------

 Meetings of the Board of Directors shall be convened in accordance with the rules established by the Board of Directors.

 A notice of the convocation of a meeting of the Board of Directors shall be dispatched at least two (2) days prior to the date of such meeting; provided, however, that such period of notice may be shortened in case of emergency.

 Article 23.  Person to Preside at Meetings of the Board of Directors
 --------------------------------------------------------------------

 The person to preside as chairman at meetings of the Board of Directors shall be determined by the Board of Directors.

 Article 24.  Resolutions of Meetings of the Board of Directors
 --------------------------------------------------------------

 Resolutions of a meeting of the Board of Directors shall be adopted by the affirmative vote of a majority of the directors present thereat who constitute a majority of the directors in office.

 In the case of an equality of votes, the chairman of the meeting shall have a casting vote.

 Article 25.  Minutes of Meetings of the Board of Directors
 ----------------------------------------------------------

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 With respect to the substance of the proceedings and the results of meetings of the Board of Directors, minutes shall be prepared, and the directors and statutory auditor(s) present thereat shall affix their names and seals thereto. The minutes shall be preserved at the Company.

 Article 26.  Counselors and Advisors
 ------------------------------------

 The Board of Directors may elect Advisor(s)(Komon) or Counselor(s) (Sodan-yaku).

     CHAPTER V. STATUTORY AUDITORS AND THE BOARD OF STATUTORY AUDITORS

 Article 27.  Number of Statutory Auditors
 -----------------------------------------

 The Company shall have no more than five (5) statutory auditors (Kansayaku).

 Article 28.  Election of Statutory Auditors
 -------------------------------------------

 The statutory auditors shall be elected at a general meeting of shareholders of the Company.

 For a resolution of the election of statutory auditors, the presence of shareholders representing at least one third (1/3) or more of the shares having voting rights among the total number of shares issued and outstanding is required.

 Article 29.  Full-Time Statutory Auditors
 -----------------------------------------

 The statutory auditors shall elect full-time statutory auditor(s) from among themselves.

 Article 30.  Term of Office of Statutory Auditors
 -------------------------------------------------

 The term of office of a statutory auditor shall expire at the close of the ordinary general meeting of shareholders pertaining to the last settlement of accounts occurring within three (3) years after his/her assumption of office.

 The term of office of a statutory auditor elected to fill a vacancy shall be concurrent with the term of office of his/her predecessor.

 Article 31.  Convocation of Meetings of the Board of Statutory Auditors
 -----------------------------------------------------------------------

 Meetings of the Board of Statutory Auditors shall be convened in accordance with the rules established by the Board of Statutory Auditors.

 A notice of the convocation of a meeting of the Board of Statutory Auditors shall be dispatched at least two (2) days prior to the date of such meeting; provided, however, that such period of notice may be shortened in case of emergency.

 Article 32.  Person to Preside at Meetings of the Board of Statutory Auditors
 -----------------------------------------------------------------------------

 The person to preside as chairman at meetings of the Board of Statutory Auditors shall be determined by the Board of Statutory Auditors.

 Article 33.  Resolutions of Meetings of the Board of Statutory Auditors
 -----------------------------------------------------------------------

 Except as otherwise provided by law, resolutions of a meeting of the Board of Statutory Auditors shall be adopted by the affirmative vote of a majority of all the statutory auditors in office.

 Article 34.  Minutes of Meetings of the Board of Statutory Auditors
 -------------------------------------------------------------------

 With respect to the substance of the proceedings and the results of meetings of the Board of

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 Statutory Auditors, minutes shall be prepared, and the statutory auditors present thereat shall affix their names and seals thereto. The minutes shall be preserved at the Company.

     CHAPTER VI. ACCOUNTING

 Article 35.  Business Term
 --------------------------

 The business term of the Company shall commence on the first day of April each year and end on the last day of March of the following year. The accounts of the Company shall be closed as of the last day of each business term.

 Article 36.  Payment of Dividends
 ---------------------------------

 Dividends shall be paid to shareholders and registered pledgees listed in the Register of Shareholders or the Register of Beneficial Owners as of the last day of the business term for which the dividends are declared.

 Article 37.  Payment of Interim Dividends
 -----------------------------------------

 The Company may, through a resolution of the Board of Directors, make a distribution of cash (interim dividends) to the shareholders and registered pledgees listed in the Register of Shareholders or the Register of Beneficial Owners as of the last day of September each year pursuant to the provisions of
 Article 293-5 of the Commercial Code of Japan.

 Article 38.  Conversion Time of Convertible Debentures
 ------------------------------------------------------

 With respect to the first distribution of dividends or interim dividends on the shares issued upon request for conversion of convertible debentures issued by the Company, such conversion shall be deemed to have been made on April 1 if such request for conversion is made between April 1 and September 30 and October 1 if such request is made between October 1 and March 31 of the following year.

 Article 39.  Release from Dividends Payment
 -------------------------------------------

 In the event that a shareholder or a registered pledgee has not received dividends or interim dividends within three (3) years after the date on which the payment of such dividends or interim dividends was offered, the Company shall be released from its obligation to make such payment.

     CHAPTER VII. SUPPLEMENTARY PROVISIONS

 Article 40.  Transfer Agent for Convertible Debentures Issued in Foreign
 ----------------------------------------------------------------------
 Currency
 --------

 The Company shall appoint a transfer agent in the United States relating to the convertible debentures denominated in U.S. Dollars.

 In addition to the case prescribed in the preceding paragraph, the Company may, if necessary, appoint transfer agents abroad relating to the convertible debentures denominated in foreign currency.

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